EXHIBIT I



         TRANSACTIONS IN THE COMMON SHARES OF CLIFFS NATURAL RESOURCES INC.



         TRANSACTIONS BY HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

        Date of                Number of Shares
        Transaction            Purchased / (Sold)       Price per Share

        1/14/2009                   (284,563)              $21.9276
        1/14/2009                    (78,472)              $22.4643
        1/15/2009                   (667,909)              $22.0113
        1/16/2009                    (20,833)              $22.4655
        1/16/2009                 (1,229,167)              $22.0205



    TRANSACTIONS BY HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

        Date of                Number of Shares
        Transaction            Purchased / (Sold)      Price per Share

        1/14/2009                   (133,912)              $21.9276
        1/14/2009                    (36,928)              $22.4643
        1/15/2009                   (196,492)              $22.0113
        1/16/2009                     (4,167)              $22.4655
        1/16/2009                   (245,933)              $22.0205





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